Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Factor Systems, Inc.
Lawrenceville, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 (Amendment No. 1) of our report dated October 26, 2020 (except as to Note 16, as to which the date is November 25, 2020), relating to the financial statements of Factor Systems, Inc. (d/b/a Billtrust), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Woodbridge, New Jersey

November 25, 2020